Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)

LEMONADE, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to be Paid	Equity	Common stock, par value $0.00001 per share, issuable upon exercise of warrants	Other	412,969(2)	$18.82(3)	$7,772,076.58	$0.00011020	$856.48
Fees to be Paid	Other	Warrant to purchase common stock	Other	7,846,646(4)	— (5)	—	—	—
	Total Offering Amounts					$7,772,076.58		$856.48
	Total Fees Previously Paid							—
	Total Fee Offsets							$856.48(6)
	Net Fee Due							—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims
Fees Offset Sources
Rule 457(p)
Fee Offset Claims	Lemonade, Inc.	S-3	333-268615	11/30/2022 (withdrawn 12/6/2022)		$856.48(6)	Equity	Common stock, par value $0.00001 per share, issuable upon exercise of warrants	$7,978,561.08	$7,978,561.08
Fees Offset Sources	Lemonade, Inc.	S-3	333-268615		11/30/2022 (withdrawn 12/6/2022)						$879.24

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions
(2) Consists of 412,969 shares of common stock issuable upon the exercise of the Selling Stockholder’s warrants.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) of the Securities Act, and based upon the average of the high and low prices of the registrant’s common stock as reported on The New York Stock Exchange on December 2, 2022.
(4) Represents the resale of 7,846,646 warrants.
(5) In accordance with Rule 457(g) of the Securities Act, the entire registration fee for the warrants is allocated to the shares of common stock underlying the warrants, and no separate fee is payable for the warrants.
(6) The registrant previously registered certain warrants to purchase common stock and common stock issuable upon exercise of the warrants, pursuant to a Registration Statement on Form S-3 (Registration No. 333-268615) filed with the Securities and Exchange Commission on November 30, 2022, which the registrant subsequently withdrew on December 6, 2022 (the “Withdrawn Registration Statement”). As of the date of this registration statement, the registrant issued an aggregate of $0, representing $0 in registration fees, of such securities under the Withdrawn Registration Statement, leaving the balance of $7,978,561.08, representing $879.24 in registration fees, of such unsold securities under the Withdrawn Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $879.24 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Withdrawn Registration Statement and were not sold thereunder will continue to be applied to the securities included in this registration statement.